Exhibit 1.2

Execution Version

ACE INA HOLDINGS INC.

(a Delaware corporation)

Debt Securities

Unconditionally Guaranteed as to Payment of

Principal, Premium, if any, and Interest by

ACE LIMITED

TERMS AGREEMENT

March 9, 2015

To:	ACE INA HOLDINGS INC.

436 Walnut Street, WB12B

Philadelphia, PA 19106

ACE LIMITED

Bärengasse 32,

CH-8001 Zurich, Switzerland

Ladies and Gentlemen:

We understand that ACE INA Holdings Inc., a Delaware corporation (the “Company”), proposes to issue and sell $800,000,000 aggregate principal amount of its senior debt securities due 2025 (the “Underwritten Securities”), which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by ACE Limited, a Swiss company. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

Underwriter	Percentage	Principal Amount of Underwritten Securities

Citigroup Global Markets Inc.	20.000%	$160,000,000
Morgan Stanley & Co. LLC	20.000%	$160,000,000
J.P. Morgan Securities LLC	10.000%	$80,000,000
Wells Fargo Securities, LLC	10.000%	$80,000,000
ANZ Securities, Inc.	5.000%	$40,000,000
Deutsche Bank Securities Inc.	5.000%	$40,000,000
Goldman, Sachs & Co.	5.000%	$40,000,000
HSBC Securities (USA) Inc.	5.000%	$40,000,000
Mitsubishi UFJ Securities (USA), Inc.	5.000%	$40,000,000
Barclays Capital Inc.	1.875%	$15,000,000
BNY Mellon Capital Markets, LLC	1.875%	$15,000,000
ING Financial Markets LLC	1.875%	$15,000,000
Lloyds Securities Inc.	1.875%	$15,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1.875%	$15,000,000
RBC Capital Markets, LLC	1.875%	$15,000,000
RBS Securities Inc.	1.875%	$15,000,000
Standard Chartered Bank	1.875%	$15,000,000

Total:	100%	$800,000,000

Supplementing the Preliminary Prospectus Supplement dated March 9, 2015 (To Prospectus dated December 10, 2014)	Filed Pursuant to Rule 433 Registration Statement No. 333-200838 and 333- 200838-03 March 9, 2015

The Underwritten Securities shall have the following terms:

Title:	3.150% Senior Notes due 2025
Rank:	Senior Debt
Aggregate principal amount:	$800,000,000
Denomination:	$2,000 and integral multiples of $1,000 in excess thereof
Currency of payment:	United States Dollars
Interest rate or formula	3.150% per annum
Interest payment dates:	Each March 15 and September 15, commencing on September 15, 2015
Regular record dates:	Each March 1 and September 1
Stated maturity date:	March 15, 2025
Redemption provisions:	As disclosed in the Company’s Prospectus Supplement dated March 9, 2015 to Prospectus dated December 10, 2014, Make-Whole Call (Optional Redemption) T+15 bps
Sinking fund requirements:	None
Conversion or exchange provisions:	None
Listing requirements:	None
Black-out provisions:	None
Fixed or Variable Price Offering:	Fixed Price Offering
Initial public offering price:	99.983% of the principal amount, plus accrued interest, if any, from March 16, 2015

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Supplementing the Preliminary Prospectus Supplement dated March 9, 2015 (To Prospectus dated December 10, 2014)	Filed Pursuant to Rule 433 Registration Statement No. 333-200838 and 333- 200838-03 March 9, 2015

Purchase price:	99.333% of the principal amount, plus accrued interest, if any, from March 16, 2015
Form:	Global certificates representing the Underwritten Securities registered in the name of Cede & Co., as nominee of The Depository Trust Company
Applicable Time:	3:40 P.M. New York City time
Other terms and conditions:	The Underwritten Securities will be issued under an indenture dated as of August 1, 1999, among the Company, the Guarantor and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago), as trustee (as supplemented by the First Supplemental Indenture, dated as of March 13, 2013, and as may be further amended or supplemented from time to time, the “Senior Indenture”). For purposes of the Underwritten Securities, all references in the Underwriting Agreement (as defined below) to the “applicable Indenture” shall be deemed to refer to the Senior Indenture.
Settlement date:	T+5 (March 16, 2015)
Closing date and location:	March 16, 2015; Sidley Austin LLP, 787 Seventh Avenue, New York, NY 10019

Notices: Notice to the Underwriters shall be directed to the Representatives c/o:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Telephone: (212) 816-1135

Attention: Transaction Execution Group

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Telephone: (212) 761-6691

Attention: Investment Banking Division

All of the provisions contained in the document attached as Annex I hereto entitled “ACE INA HOLDINGS INC. (a Delaware corporation) – Senior and Subordinated Debt Securities –Unconditionally Guaranteed as to Payment of Principal, Premium, if any, and Interest by ACE LIMITED – UNDERWRITING AGREEMENT” (the “Underwriting Agreement”) are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

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Supplementing the Preliminary Prospectus Supplement dated March 9, 2015 (To Prospectus dated December 10, 2014)	Filed Pursuant to Rule 433 Registration Statement No. 333-200838 and 333- 200838-03 March 9, 2015

Each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive jurisdiction of any competent court in the place of its domicile and any United States Federal or New York State court sitting in the Borough of Manhattan in The City of New York in any action, suit or proceeding arising out of or relating to this Terms Agreement or the transactions contemplated hereby or thereby to the extent that such court has subject matter jurisdiction over the controversy, and expressly and irrevocably waives, to the extent permitted under applicable law, any immunity from the jurisdiction thereof and any claim or defense in such action, suit or proceeding based on a claim of improper venue, forum non conveniens or any similar basis to which it might otherwise be entitled in any such action, suit or proceeding. Each of the Company and the Guarantor irrevocably appoints ACE Group Holdings, Inc., 1133 Avenue of the Americas, 32nd Floor, New York, New York 10036, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such action, suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company or the Guarantor by the person serving the same to the address provided in Section 11 of the Underwriting Agreement, shall be deemed in every respect effective service of process upon the Company or the Guarantor, as the case may be, in any such action, suit or proceeding. Each of the Company and the Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Terms Agreement.

This Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please accept this offer no later than 3:40 P.M. (New York City time) on March 9, 2015 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

[The remainder of this page intentionally left blank.]

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Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	ED

Acting on behalf of themselves and as Representatives of the other named Underwriters.

Accepted:

ACE INA HOLDINGS INC.

By:	/s/ Ken Koreyva
	Name:	Ken Koreyva
	Title:	CFO

ACE LIMITED

By:	/s/ Joseph Wayland
	Name:	Joseph Wayland
	Title:	General Counsel & Executive Vice President

Signature Page to Terms Agreement

Schedule I

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet dated March 9, 2015 (attached hereto as Schedule II)

Schedule II

ACE INA HOLDINGS INC.

FINAL TERM SHEET

Supplementing the Preliminary Prospectus Supplement dated March 9, 2015 (To Prospectus dated December 10, 2014)	Filed Pursuant to Rule 433 Registration Statement No. 333-200838 and 333- 200838-03 March 9, 2015

ACE INA Holdings Inc.

3.150% Senior Notes due 2025

Fully and Unconditionally Guaranteed by

ACE Limited

Pricing Term Sheet

March 9, 2015

Issuer:	ACE INA Holdings Inc.

Guarantor:	ACE Limited

Security Type:	Senior Unsecured Notes

Pricing Date:	March 9, 2015

Settlement Date:	March 16, 2015 (T+5)

Maturity Date:	March 15, 2025

Principal Amount:	$800,000,000

Public Offering Price:	99.983%

Coupon (Interest Rate):	3.150% per year

Interest Payment Dates:	March 15 and September 15, commencing September 15, 2015 (Short first coupon)

Benchmark Treasury:	UST 2.000% due February 15, 2025

Benchmark Treasury Price / Yield:	98-06+ / 2.202%

Spread to Benchmark Treasury:	+ 95 bps

Yield to Maturity:	3.152%

Make-Whole Call (Optional Redemption):	T + 15 bps

CUSIP / ISIN:	00440EAS6/ US00440EAS63

Joint Book-Running Managers:	Citigroup Global Markets Inc.
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

Senior Co-Managers:	ANZ Securities, Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
HSBC Securities (USA) Inc.
Mitsubishi UFJ Securities (USA), Inc.

Co-Managers:	Barclays Capital Inc.
BNY Mellon Capital Markets, LLC
ING Financial Markets LLC
Lloyds Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith
Incorporated
RBC Capital Markets, LLC
RBS Securities Inc.
Standard Chartered Bank

The issuer and the guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer or the guarantor has filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. at 1-800-831-9146 or Morgan Stanley & Co. LLC at 1-866-718-1649.

Annex I

UNDERWRITING AGREEMENT

[Filed as Exhibit 1.1 to Form 8-K and not included herein]